UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

BTHC VII, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52123	20-4864126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Wacker Dr., Ste. 2600,
Chicago, IL 60606
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (312) 782-6800

12890 Hilltop Road
Argyle, TX 76226
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 15, 2007, BTHC VII, INC. (the “Company”) announced that, effective August 13, 2007, Michael Don was appointed to the position of President and Chief Operating Officer of the Company and its wholly-owned operating subsidiary, Whitehall Jewelers, Inc. (“Whitehall”). Mr. Don will be overseeing operations for the Company at both the store level and at the corporate office. Mr. Don had joined Whitehall in November 2006 as the Executive Vice President and Chief Financial Officer and had also been serving as Executive Vice President and Chief Financial Officer of the Company since its subsidiary merged into Whitehall. Prior to joining Whitehall, Mr. Don had held Chief Operating, Chief Executive and Chief Financial Officer positions with other companies, including serving as the Chief Executive Officer of Fred Meyer Jewelers, Inc. from 1996 to 2000.

The Company also announced that effective August 20, 2007, Peter Michielutti, age 51, will join the Company as Executive Vice President, Chief Financial Officer and Treasurer. Since July 2006, Mr. Michielutti has been providing support to the Company in the finance area on a consulting basis. Mr. Michielutti has over 15 years of experience in Chief Financial Officer positions. From 2001 through 2006, Mr. Michielutti served as the Chief Financial Officer at Wilsons The Leather Experts Inc. (“Wilsons Leather”), a specialty retailer of leather outerwear, accessories and apparel. He also served in other senior executive positions at Wilsons Leather, including as the Chief Operating Officer from 2004 through 2006. Before that, he served in senior executive positions at U.S. Bancorp and was the Chief Financial Officer at Fingerhut Companies, Inc.

In addition, the Company announced that, effective August 13, 2007, David Harris, Senior Vice President – Store Operations, is leaving the Company to pursue other opportunities.

Employment Agreement with Peter Michielutti. Whitehall entered into an employment agreement with Peter Michielutti, dated August 14, 2007, under which Mr. Michielutti will serve as Executive Vice President, Chief Financial Officer and Treasurer to the Company and Whitehall. The employment agreement is being filed as Exhibit 10.1 to this Form 8-K.

Mr. Michielutti’s employment agreement is for an initial term of one year, commencing on August 20, 2007, and, subject to earlier termination, will be automatically extended for successive additional one-year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the then-current term.

Under the terms of the employment agreement, Mr. Michielutti is entitled to receive an initial annual base salary of $325,000. In addition, Mr. Michielutti is eligible to participate in Whitehall’s management bonus plan with a target bonus opportunity equal to no less than 35% of his annual base salary. The actual amount of the annual bonus is contingent upon Whitehall meeting certain performance criteria set by its Board of Directors. However, for the fiscal year ending February 2, 2008, Mr. Michielutti shall receive an annual bonus of at least $30,000. The Company will also make a one-time lump-sum payment to Mr. Michielutti of $38,850, which Mr. Michielutti will be required to repay pro-rata if, during the initial one-year term of the employment agreement, he voluntarily terminates his employment or is terminated for “cause” (as defined in the employment agreement).

Pursuant to the terms of the Company’s equity compensation plan, the Company will grant to Mr. Michielutti, options (the “Options”) to purchase 500,000 shares of the Company's common stock (“Common Stock”) with a per share exercise price equal to the fair market of the Common Stock as of the grant date. These options will vest over a forty-eight month period. This grant is to be memorialized in an option agreement to be executed between the Company and Mr. Michielutti.

The employment agreement provides that if Mr. Michielutti’s employment terminates for any reason, Mr. Michielutti, or his estate in the case of his death, will receive accrued benefits owed to him consisting of accrued but unpaid base salary through the date of termination and any employee benefits to which he is entitled upon termination of employment in accordance with the terms of Whitehall’s plans and programs. In addition, if his employment is terminated by Whitehall without “cause” or by him for “good reason” (as these terms are defined in the employment agreement), Mr. Michielutti will receive continued payment of his base salary for a period of twelve months following termination, subject to reduction by the amount of any compensation that Mr. Michielutti receives from a subsequent employer or other employment during the twelve-month period; provided that if the termination is for “good reason,” the severance payments are subject to Mr. Michielutti’s execution of a mutual release and non-disparagement agreement.

In addition, if Mr. Michielutti’s employment is terminated by Whitehall without “cause” or terminates due to Mr. Michielutti’s death, disability, resignation or the expiration of the term, any vested Options will remain exercisable for 90 days following termination of employment. If Mr. Michielutti’s employment is terminated for “cause,” any unexercised Options will be forfeited. Following the termination of Mr. Michielutti’s employment, the Company or Whitehall shall have the right to repurchase any shares of Common Stock acquired upon exercise of any portion of the Options within 120 days following the termination for the fair market value on the date of repurchase, if the termination is for a reason other than for “cause” or voluntary resignation, and for 80% of the fair market value on the date of repurchase, if the termination is for “cause” or due to voluntary resignation, payable over a two-year period.

Pursuant to the employment agreement, Mr. Michielutti is subject to (1) a non-competition covenant during the period of his employment and for any period during which he is receiving severance payments, (2) a non-solicitation covenant during his employment and for twelve months following the termination of his employment for any reason, and (3) a confidentiality covenant.

Item 9.01 Exhibits.

(c)	Exhibits

	Exhibit No.	Exhibit Description
	10.1	Employment Agreement, dated August 14, 2007, between Whitehall Jewelers, Inc. and Peter Michielutti

	99.1	Press Release dated August 15, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC VII, INC.
(Registrant)

	By:	/s/ ROBERT B. NACHWALTER
Robert B. Nachwalter
Senior Vice President
and General Counsel

Date: August 17, 2007